As filed with the Securities and Exchange Commission on February 1, 2013

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHLAND INC.
(Exact name of Registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	20-0865835 (I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard P.O. Box 391 Covington, KY (Address of Principal Executive Offices)	41012-0391 (Zip Code)

AMENDED AND RESTATED 2011 ASHLAND INC. INCENTIVE PLAN

(Full title of the Plan)
______________________________

Peter J. Ganz, Esq.
Senior Vice President, General Counsel and Secretary
50 E. RiverCenter Boulevard
Covington, KY 41012-0391
(859) 815-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 shares	$78.70 (2)	$157,400,000	$21,470

1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be required in the event of a stock split, stock dividend or similar transaction that results in an increase in the number of shares of Common Stock.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) based upon the average of the high and low reported sale prices of Ashland’s Common Stock reported on the New York Stock Exchange on January 31, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Ashland Inc., a Kentucky Corporation (“Ashland”), to register an additional 2,000,000 shares of its Common Stock, par value $0.01 per share (“Common Stock”),  issuable to eligible employees and qualified non-employee directors of Ashland pursuant to the 2011 Ashland Inc. Incentive Plan, as amended (the “Plan”), which shares of Common Stock are in addition to the 2,000,000 shares of Common Stock registered on Ashland’s Registration Statement on Form S-8 (the “Prior Registration Statement”) filed on February 2, 2011 with the Securities and Exchange Commission (the “SEC”)(SEC File No. 333-172019).  This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this Registration Statement:

(a)	Ashland’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC on November 19, 2012;

(b)	Ashland’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012 filed on January 31, 2013;

(c)	Ashland’s Current Reports on Form 8-K as filed on November 27, 2012 and February 1, 2013; and

(d)	the description of Ashland’s Common Stock contained in its registration statement on Form S-4 filed with the SEC on August 8, 2008, as amended.

In addition, all documents hereafter filed with the SEC by Ashland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement or any Prospectus hereunder to the extent that a statement contained in any subsequent Prospectus hereunder or in any document subsequently filed with the SEC which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or any Prospectus hereunder.

Item 5.  Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon by Peter J. Ganz, Esq., Senior Vice President, General Counsel and Secretary of Ashland.  Mr. Ganz owns beneficially 15,281 shares of Ashland’s Restricted Stock and 28,700 stock appreciation rights, of which 6,600 are vested (which would enable him to acquire 1,940 shares of Common Stock within 60 days based on the closing stock price on January 30, 2013).  Mr. Ganz has received awards under the Plan and may receive additional awards under the Plan in the future.

Item 8.  Exhibits.

The following Exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulations S-K.

Exhibit No.                                Description of Exhibit

4.1
Third Restated Articles of Incorporation of Ashland and amendment thereto effective February 3, 2009 (filed as Exhibit 3.1 to Ashland’s Form 10-Q for the quarter ended December 31, 2008 (SEC File No. 001-32532), and incorporated herein by reference)

4.2	By-laws of Ashland, effective as of June 30, 2005 (filed as Exhibit 3(ii) to Ashland’s Form 10-Q for the quarter ended June 30, 2005 (SEC File No. 001-32532), and incorporated herein by reference)

4.3	Amendment to 2011 Ashland Inc. Incentive Plan (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on February 1, 2013 (SEC File No. 001-32532), and incorporated herein by reference)

4.4	Amended and Restated 2011 Ashland Inc. Incentive Plan (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on February 1, 2013 (SEC File No. 001-32532), and incorporated herein by reference)

5*	Opinion of Peter J. Ganz, Esq.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Peter J. Ganz, Esq. (included as part of Exhibit 5)

24*	Power of Attorney

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ashland certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on February 1, 2013.

ASHLAND INC.

By:	/s/ Peter J. Ganz
	Name:	Peter J. Ganz
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2013.

Name	Title

*	Chairman, Chief Executive Officer and Director
James J. O'Brien	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer
Lamar M. Chambers	(Principal Financial Officer)

*	Vice President and Controller
J. William Heitman	(Principal Accounting Officer)

*	Director
Brendan M. Cummins

*	Director
Roger W. Hale

*	Director
Kathleen Ligocki

*	Director
Vada O. Manager

*	Director
Barry W. Perry

*	Director
Mark C. Rohr

*	Director
George A. Schaefer, Jr.

*	Director
Janice J. Teal

*	Director
John F. Turner

*	Director
Michael J. Ward

*By:	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.                                Description of Exhibit

4.1
Third Restated Articles of Incorporation of Ashland and amendment thereto effective February 3, 2009 (filed as Exhibit 3.1 to Ashland’s Form 10-Q for the quarter ended December 31, 2008 (SEC File No. 001-32532), and incorporated herein by reference)

4.2	By-laws of Ashland, effective as of June 30, 2005 (filed as Exhibit 3(ii) to Ashland’s Form 10-Q for the quarter ended June 30, 2005 (SEC File No. 001-32532), and incorporated herein by reference)

4.3	Amendment to 2011 Ashland Inc. Incentive Plan (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on February 1, 2013 (SEC File No. 001-32532), and incorporated herein by reference)

4.4	Amended and Restated 2011 Ashland Inc. Incentive Plan (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on February 1, 2013 (SEC File No. 001-32532), and incorporated herein by reference)

5*	Opinion of Peter J. Ganz, Esq.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Peter J. Ganz, Esq. (included as part of Exhibit 5)

24*	Power of Attorney

*Filed herewith.

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